Exhibit 99.1

New Energy Systems Group Reports 2010 Results; Revenues rise 259% to $94.7 Million, Adjusted EPS of $1.46 Beats Estimates

•	Anytone® portable power product sales increase 75% to $42.5 million for the year
•	Core battery segments contributed 84% of total revenue
•	Company generates $21.5 million in cash from operations
•	2011 Guidance: $130 to $135 million in revenues, adjusted net income of $24.5 to $25.5 million and adjusted EPS of $1.69 to $1.75

SHENZHEN, China, March 29, 2011 /PRNewswire-Asia-FirstCall/ -- New Energy Systems Group (NYSE Amex: NEWN) ("New Energy" or the "Company"), a vertically-integrated original design manufacturer and distributor of lithium ion (“li-ion”) batteries and portable-power consumer products, today announced financial results for the fourth  quarter and full year ended December 31, 2010.

Mr. Jack Yu, Chairman of New Energy stated, “2010 marked the first year our newly consolidated business with Anytone® portable power devices, NewPower li-ion batteriess and our traditional E’Jenie battery components business. I am very pleased with the 2010 results achieved in all of our divisions and future prospects for our newly acquired solar business, KimFai. The focus of our business remains portable battery power devices for leading consumer electronic manufactures like Apple® and li-ion batteries sold primarily to manufactures of consumer electronic devices. We are well positioned to leverage each division’s technology to achieve superior economies of scale.  We will continue to prudently manage expenses across the Company and have begun plans to consolidate our battery components and battery manufacturing under one division.   We feel this will enable us to better manage resources while directing our R&D and sales teams to develop and market our higher margin Anytone® products for the fast-growing Chinese smartphone and mobile device market.”

Fourth Quarter 2010 Financial Highlights

For the 3 Months Ended December 31, 2010
	2010	2009	CHANGE
Net Sales	$22.4 million	$10.5 million	+113%
Gross Profit	$6.4 million	$3.3 million	+ 94%
Net Income	$3.6 million	$2.0 million	+ 80%
Adjusted* Net Income	$4.5 million	$2.2 million	+107%
GAAP EPS (Diluted)	$0.26	$0.20	+ 30%
Adjusted* EPS (Diluted)	$0.35	$0.31	+ 13%
* Adjusted net income and EPS exclude non-cash charges for amortization and stock-based compensation. Please see derivation of net income and EPS below.

Revenues for the three months ended December 31, 2010 totaled at $22.4 million, an increase of 113% year over year.  New Energy’s portable power devices branded under Anytone® and MeePower® contributed $9.2 million, or 42% of sales.  In the fourth quarter of 2010, New Energy took measures to better segment its battery business by recording NewPower battery cell manufacturing revenues under the E’Jenie division.   Finished battery packs will remain the sole product and revenue source for NewPower’s sales primarily to cell phone manufacturers.  Combined sales for both divisions were $10.1 million, or 45% of sales.   KimFai Solar, the Company’s acquisition in November of 2010, contributed $3.1 million in sales in the fourth quarter, or 13% of sales.

Gross profit in the fourth quarter of 2010 was $6.4 million, an increase of 94% year-over-year.  Gross margin for the period was 28.4%  Gross profit margins for Anytone® trend at  24-28%.  New Power lithium battery products track gross margins of 11-15% and E’Jenie gross profits are approximately 26-30%.

Operating expenses for the three months ended December 31, 2010 were $1.7 million representing  8% of sales.  The increase  of the operating expenses was due to a slight increase in selling expenses and the non-cash value of amortization and stock based compensation associated with acquisitions.

Net income for the quarter was $3.6 million, a 80% increase from $2.0 million for the three months in 2009.  GAAP earnings per share were $0.26. Adjusted net income excluding non-cash charges was $4.5 million for the period with $0.35 in earnings per share, an increase of 30% and 13% respectively.

Twelve Months 2010 Financial Highlights

For the 12 -Months Ended December 31, 2010
	2010	2009	CHANGE
Net Sales	$ 94.7 million	$ 26.4 million	+ 259%
Gross Profit	$ 26.2 million	$8.0 million	+ 228%
Net Income	$ 15.2 million	$ 5.8 million	+ 162%
Adjusted Net Income*	$ 18.8 million	$ 6.1 million	+ 208%
GAAP EPS** (Diluted)	$1.18	$0.82	+ 44%
Adjusted EPS** (Diluted)*	$1.46	$0.85	+ 72%
* Adjusted net income and EPS exclude non-cash charges for amortization and stock-based compensation. Please see derivation of net income and EPS below.
**  EPS for the year are based on 12,896,826 fully diluted shares in 2010 and 7,150,640 fully diluted shares in 2009.

Net revenue for the year ended December 31, 2010 increased 259% to $94.7 million compared to $26.4 million in 2009. The increase was primarily due to the acquisition of Anytone in December 2009 and the acquisition of NewPower in January of 2010, which contributed a total of $65.9 million in portable power devices, battery and battery cell sales.  The acquisition of Kim Fai in November 2010 contributed $3.1 million in solar products sales. The integration of the KimFai Solar business into New Energy Systems Group is expected to contribute approximately $24.0 million in revenues in 2011 and also provide a platform for New Energy to research the integration of solar power into li-ion battery cells.   The Company believes the combination of these acquisitions has enabled the Company to become a fully integrated battery manufacturer, which will allow New Energy to optimize purchasing power, leverage fixed costs and improve margins.

Cost of sales for the year ended December 31, 2010 increased to $68.4 million, a 273% increase, mainly due to the relatively higher production costs.

Gross profits for 2010 were $26.2 million, an increase of 228%.  Increases in gross profits were mainly attributed to profits from the acquisitions of Anytone and New Power.  The overall gross profit margin was 27.7%, a slight decline compared to 30.3% in the same period of last year was mainly due to the higher raw material cost and Anytone® margins which trend at 24-28% depending on the products sold and volume-based pricing for distributors.

Selling expenses for the year ended December 31, 2010 increased 238% to $0.4 million representing 1% of net revenue. The increase from 2009 was a result of increased salaries of sales personnel, partially offset by decreased marketing expenses.  New Energy uses its distributors to market and advertise its products to their customer and end users at retail locations.

General and administrative expenses increased by 389% to $5.9 million or 6% of net revenue due to  the increased expenses from the three newly-acquired subsidiaries. Excluding approximately $0.8 million of non-cash stock-based compensation expenses and $2.8 million of non-cash amortization expenses, operating income was $23.5 million for the full year 2010, representing 24.8% of sales.

Net income for the year ended December 31, 2010 was $15.2 million compared to $5.8 million for 2009, an increase of 162%. Earnings per share was $1.18 compared to $0.82 in 2009, based on 12.9 million and 7.2 million fully diluted shares outstanding, respectively. Adjusted for non-cash expenses, adjusted net income and earnings per share for 2010 were $18.8 million and $1.46, respectively.

Balance Sheet and Cash Flow Summary

As of December 31, 2010, cash and cash equivalents stood at $13.1 million, up from $4.6 million as of December 31, 2009; accounts receivable was $11.2 million, compared to $9.8 million as of December 31, 2009.  The Company had only $0.5 million of debt outstanding at December 31, 2010.  New Energy Systems generated $21.5 million of cash flow from operations during fiscal 2010 versus $4.6 million in the same period prior year.

2011 Guidance

Based on the strong demand across each of its businesses, Management has provided the following guidance for 2011:

Revenue: $130 to $135 million
Adjusted Net Income: $24.5 to $25.5 million
Adjusted EPS: $1.69 to $1.75  (Based on 14.5 million shares outstanding)

Use of Non-GAAP Financial Measures
GAAP results for the three months and nine months ended December 31, 2010 include non-cash charges related to amortization and stock-based compensation. To supplement the Company's condensed consolidated financial statements presented on a GAAP basis, the Company has provided non-GAAP financial information excluding the impact of these items in this release. It is a departure of U.S. GAAP; however, the Company's management believes that this non-GAAP measure provides investors with a better understanding of how the results relate to the Company's historical performance. A reconciliation of the adjustments to GAAP results appears in the table accompanying this press release. This additional non-GAAP information is not meant to be considered in isolation or as a substitute for GAAP financials. The non-GAAP financial information that the Company provides also may differ from the non-GAAP information provided by other companies.

Adjusted Earnings Table
Due to the effects of non-cash expenses relating to amortization and stock-based compensation, New Energy reports GAAP and non-GAAP adjusted net income and earnings per share.  The Company believes non-GAAP adjusted income and non-GAAP adjusted earnings per share more properly reflect the performance of its operations.

Derivation of Non-GAAP Adjusted Net Income and EPS
(in millions, except per share)	Three Months Ended		Year Ended
	Deccember 31, 2010	Deccember 31, 2009	December 31, 2010	December 31, 2009
Net income	$3.6	$2.0	$15.2	$5.8
Amortization	$0.2	$0.2	$2.8	$0.3
Non-Cash Stock Compensation	$0.7	-	$0.8	-
Non-GAAP Net Income	$4.5	$2.2	$18.8	$6.1
GAAP EPS	$0.26	$0.20	$1.18	$0.82
Non-GAAP Adjusted EPS (diluted shares)	$0.35	$0.31	$1.46	$0.85

Conference Call

To attend the call, please use the dial-in information below.  When prompted, ask for the “New Energy  Call ” and/or be prepared to provide the conference ID.

Date:	March 29, 2011
Time:	9:00 a.m. Eastern Time, US.
Conference Line Dial-In (U.S.):	1-877-941-1427
International Dial-In:	1-480-629-9664
Conference ID:	4427011 “New Energy Systems Call”
Webcast link:	http://viavid.net/dce.aspx?sid=00008351

Please dial in at least 10 minutes before the call to ensure timely participation. A playback will be available through April 5, 2011. To listen, please call 1-877-870-5176 within the United States or 1-858-384-5517 if calling internationally. Utilize the pass code 4427011 for the replay.

About New Energy Systems Group
New Energy Systems Group is a vertically integrated original design manufacturer and distributor of lithium ion batteries and portable power devices for mobile phones, laptops, digital cameras, MP3s and a variety of other consumer electronics. The Company's consumer products are sold under the Anytone® brand in China, and the company has begun expanding its international sales efforts. The fast pace of new mobile device introductions in China combined with a growing middle class make it fertile ground for New Energy's end-user consumer products, as well as its high powered, light weight lithium ion batteries. In addition to historically strong organic growth, New Energy is expected to benefit from economies of scale, broader distribution, and higher production capacity and higher profit margins. Additional information about the company is available at: www.newenergysystemsgroup.com.

Safe Harbor Statement

Certain statements in this press release constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995.  These forward-looking statements are often identified by the use of forward-looking terminology such as "believes," "expects" or similar expressions, involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company's actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in the Company's periodic reports that are filed with the Securities and Exchange Commission and available on its website (http://www.sec.gov). All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these factors. Other than as required under the securities laws, the Company does not assume a duty to update these forward-looking statements.

For more information, please contact:

COMPANY
New Energy Systems Group
Ken Lin, VP of Investor Relations
Tel:   +1-917-573-0302
Email: ken@newenergysytemsgroup.com
Web: www.newenergysystemsgroup.com

INVESTOR RELATIONS
HC International, Inc.
John Mattio, SVP
Tel: + 1-212-301-7130
Email: john.mattio@hcinternational.net
Web: www.hcinternational.net

NEW ENERGY SYSTEMS GROUP AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31, 2010	December 31, 2009
		（Restated）
Current assets
Cash and equivalents	$13,065,008	$3,651,990
Accounts receivable	11,192,150	9,776,041
Inventory	2,420,009	502,702
Other receivables	47,249	433,804
Due from shareholders	270,522	262,380
Deferred compensation	675,000	675,000

Total current assets	27,669,938	15,301,917

Noncurrent assets
Prepayment for Newpower acquisition	-	2,999,473
Deposits	-	37,626
Plant, property & equipment, net	1,134,029	699,790
Deferred compensation-noncurrent	1,098,493	1,773,493
Goodwill	60,555,607	19,775,939
Intangible assets, net	19,969,021	15,772,344

Total noncurrent assets	82,757,150	41,058,665

Total assets	$110,427,088	$56,360,582

Current liabilities
Accounts payable	$6,655,592	$3,579,714
Accrued expenses	7,453,118	5,515,909
Taxes payable	1,553,206	762,430
Loan payable to related party	543,585	527,225

Total current liabilities	16,205,501	10,385,278

Deferred tax liability	4,798,822	3,001,584

Total Liabilities	21,004,323	13,386,862

Commitements and Contingencies	-	-

Stockholders' equity
Preferred stock, $.001 par value, 2,553,030 and 7,575,757 shares authorized, issued and outstanding as of December 31, 2010 and 2009	2,553	7,576
Common stock, $.001 par value, 140,000,000 shares authorized, 14,278,928 and 11,863,390 shares issued and outstanding as of December 31, 2010 and 2009	14,279	11,863
Additional paid in capital	73,171,435	42,697,186
Statutory reserves	2,323,603	2,070,081
Other comprehensive income	1,834,341	1,225,986
Retained earnings (Accumulated deficit)	12,076,554	(3,038,972)

Total stockholders' equity	89,422,765	42,973,720

Total liabilities and stockholders' equity	$110,427,088	$56,360,582

The accompanying notes are an integral part of these consolidated financial statements.

NEW ENERGY SYSTEMS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
YEARS ENDED DECEMBER 31, 2010 AND 2009

	2010	2009

Revenue, net
Battery	$79,814,242	$19,918,846
Battery shell and cover	11,758,403	6,457,044
Solar	3,089,012	-
Total revenue	94,661,657	26,375,890

Cost of sales
Battery	58,170,005	13,735,160
Battery shell and cover	8,170,799	4,596,379
Solar	2,104,528	-
Total cost of sales	68,445,312	18,331,539

Gross profit	26,216,345	8,044,351

Operating expenses
Selling	422,491	124,845
General and administrative	5,940,666	1,213,783
Total operating expenses	6,363,157	1,338,628

Income from operations	19,853,188	6,705,723

Other income (expenses)
Other expense	(735)	(5,794)
Interest income (expense)	75,417	(49,436)
Total other income (expense), net	74,682	(55,230)

Income before income taxes	19,927,870	6,650,493

Provision for income taxes	4,738,485	813,098

Net income	15,189,385	5,837,395

Other comprehensive income
Foreign currency translation	608,355	81,816

Comprehensive income	$15,797,740	$5,919,211

Net income per share
Basic	$1.25	$0.91
Diluted	$1.18	$0.82

Weighted average number of shares outstanding:
Basic 12,191,008		6,393,067
Diluted 12,896 826		7,150,642

The accompanying notes are an integral part of these consolidated financial statements.

NEW ENERGY SYSTEMS GROUP AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED DECEMBER 31, 2010 AND 2009
	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$15,189,385	$5,837,395
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	3,043,808	468,514
Deferred tax liability	(597,768)	(31,916)
Deferred compensation expense	675,000	-
Loss on disposal of fixed asset	1,534	7,794
Stock options expense	103,047	251,507
Warrants expense	31,585	-
(Increase) / decrease in current assets:
Accounts receivable	3,505,551	(1,730,909)
Inventory	(1,321,906)	2,572,107
Prepaid expenses, deposits and other receivables	613,733	1,670
Increase/(Decrease) in current liabilities:
Accounts payable and accrued expenses	(332,945)	(3,326,375)
Taxes payable	609,513	515,157

Net cash provided by operating activities	21,520,537	4,564,944

CASH FLOWS FROM INVESTING ACTIVITIES
Investment in subsidiaries	(6,529,286)	-
Prepayment for Newpower acquisition	-	(2,998,244)
Cash acquired in acquisition	-	2,401,140
Acquisition of Anytone	-	(5,000,000)
Cash acquired in acquisition of Newpower	705,514	-
Proceeds from sale of property and equipment	2,370	-
Acquisition of property and equipment	(154,936)	(1,068)

Net cash used in investing activities	(5,976,338)	(5,598,172)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of acquisition liability for Anytone	(5,000,000)	-
Repayment of loan payable	-	(2,195,872)
Receivable from related party		(74,857)
Repayment to related party	(1,373,809)	-

Net cash used in financing activities	(6,373,809)	(2,270,729)

Effect of exchange rate changes on cash and equivalents	242,628	(13,507)

Net increase (decrease) in cash and equivalents	9,413,018	(3,317,464)

Cash and equivalents, beginning	3,651,990	6,969,454

Cash and equivalents, ending	$13,065,008	$3,651,990

SUPPLEMENTAL DISCLOSURES:

Cash paid during the year for:

Income taxes	$4,534,300	$748,306

Interest	$-	$91,260

The accompanying notes are an integral part of these consolidated financial statements.